Lease Contract

Leasor:	Inner Mongolia Litai Coking Co., Ltd. (hereinafter “Party A”)

Leasee:	Laiyegou Coal Mine, Inner Mongolia Tehong Coal Co., Ltd. (hereinafter “Party B”)

According to  Contract Law of the People’s Republic of China and Real Estate Management Law of the People’s Republic of China and relevant laws and regulations, with the basis of equality and free will, Parties A and B enter into the following agreements with regard to the lease of the office building and place of Inner Mongolia Litai Coking Co., Ltd. and hereby sign the contract.

1.
Party A is willing to lease the office building and place to Party B as Party B’s working place and to be used by Party B, for the yearly rent of RMB600,000, with the contract term from January 1, 2008 to December 31, 2011. The lease term is four years, and the rent shall be paid off in full amount before the termination of the contract.

2.	Party A’s liabilities during the lease term:

a.	Guarantee Party B’s normal use of equipments for water, electricity, and heating, and is in charge of daily maintenance;

b.
When Party B is unable to use due to government policies and force majeure, Party A shall return the remaining rent according to the lease term, and does not assume any liabilities.  If Party A cause the termination of the lease contract due to manmade reasons, Party A shall return rent.

3.	Party B’s liabilities during the lease term:

a.	Shall not sub-lease to any third party during the lease term;

b.
Party B shall guarantee the furniture, pipes, and infrastructure in the building in good condition. If they are not used properly and destroyed by men, Party B shall compensate according to the circumstances and value.

c.
Upon completion of the lease, if Party B is willing to extend the lease, it may propose to renew the lease within a month from the expiration date. After Party A agrees to the renewal, a renewed lease contract shall be signed.  Party B may have the priority for the renewal of the lease.

4.	Liability for breach

a.	If Party B is not able to pay the rent on time, Party A has the right to receive daily overdue payment of 0.1% for the amount due.

5.	If the building is destroy due to force majeure, Party B shall not be liable.

6.	During the performance of the contract, if there is any dispute between the Parties, Parties A and B shall negotiate for resolution.

7.	For the matters not mentioned in the contract, the Parties may sign supplemental agreements, which shall have the same legal effect with this contract.

8.	This contract shall have two copies with one copy for each Party.

9.	This contract shall be effective upon signing.

Party A
/seal/Inner Mongolia Litai Coking Co., Ltd.

January 1, 2008

Party B
/seal/Laiyegou Coal Mine, Inner Mongolia Tehong Coal Co., Ltd.

January 1, 2008